EXHIBIT 99.1

JOINT FILING AGREEMENT

March 16, 2018

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Date: March 16, 2018	Brenham Capital Management, L.P.

	By:	Brenham Management, LLC.,
its General Partner

	By:	/s/ John Labanowski
	Name:	John Labanowski
	Title:	Manager

Brenham Management, LLC

	By:	/s/ John Labanowski
	Name:	John Labanowski
	Title:	Manager

Brenham Master Fund, L.P.

	By:	Brenham Capital Management, L.P.,
its Managing General Partner

	By:	Brenham Management, LLC.,
its General Partner

	By:	/s/ John Labanowski
	Name:	John Labanowski
	Title:	Manager

John Labanowski

	By:	/s/ John Labanowski
	Name:	John Labanowski